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                               MANAGING AGREEMENT

                                     BETWEEN

                             PAULA ASSURANCE COMPANY

                                       AND

                    PAN PACIFIC BENEFIT ADMINISTRATORS, INC.

                                      1993

                                    EXHIBIT E


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                               MANAGING AGREEMENT

This Agreement is effective this 1st day of January, 1993, by and between PAULA ASSURANCE COMPANY (hereinafter referred to as COMPANY), and PAN PACIFIC BENEFIT ADMINISTRATORS, INC. (hereinafter referred to as MANAGER).


                                        I

                           APPOINTMENT AND ACCEPTANCE

COMPANY does hereby appoint MANAGER, as its representative with authority to act for it in the conduct of its insurance business, all to the extent herein limited and provided.

MANAGER does hereby accept such appointment and agrees that it will perform the functions of Manager and Administrator for COMPANY to the extent herein limited and provided.

MANAGER may act as Administrator for other insurance companies provided such activity creates no conflict of interest with respect to COMPANY.


                                       II

                              SCOPE OF APPOINTMENT

This Agreement is limited to the transaction of life and group disability insurance in the State of California. Additional classes or lines of insurance and additional territories may, from time to time, be added to the foregoing by Addendum to this Agreement. Such additions shall only be operative if MANAGER is properly licensed to administer such classes of insurance in the States involved.

If MANAGER is not so licensed, COMPANY may procure other Administrators therefore. Such additions shall, further, only be operative if COMPANY holds the necessary Certificate(s) of Authority permitting it to transact such classes in said State(s).

This Agreement is to address the administrative and management processes involved with the continuing Group Life business and conversion policies and the run off of the canceled Group Accident and Health (Disability) Insurance (the "Subject Business").

Except for Life claims which should be referred to the COMPANY for processing, with respect to the Subject Business, MANAGER is responsible for complete claims adjudication and processing for all policies including those on waiver of premium during total disability and extension of benefits, premium billing and Group Life policy issuance and administration.


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                                       III

                  UNDERWRITING OF GROUP LIFE INSURANCE BUSINESS

Within the scope of this Agreement, MANAGER shall have the authority to underwrite and effect insurance on the Subject Business on the COMPANY's behalf, including the issuance of COMPANY's life insurance policies, riders, and endorsements. It shall also have authority, acting for COMPANY, to reject, cancel, and refuse to renew insurance where permitted by law and the insurance policy. The authority granted herein shall be exercised in compliance with such underwriting standards as COMPANY may, from time to time, prescribe and in compliance with usual and customary insurance industry practices. A copy of the underwriting standards of COMPANY applicable to the Subject Business as of the date of this Agreement has been provided to MANAGER. COMPANY shall promptly provide to MANAGER notice and copies of any changes to the underwriting standards applicable to the Subject Business.

COMPANY has the right to reject any risk or to require cancellation, or to require MANAGER to renew any risk.


                                       IV

                              RATING OF GROUP LIFE

MANAGER shall have no authority to make rates. Rates will be provided by COMPANY where needed.

MANAGER shall compile and furnish COMPANY with such statistics pertaining to the establishment of rates for COMPANY as may be required.

MANAGER shall fairly and properly apply such rates to the policies of COMPANY issued by it, and shall, where required by a final adjudication of any rate regulatory authority, make such adjustments in rates as may be necessary.


                                        V

                                    PREMIUMS

MANAGER shall bill, collect and receive, in the name of COMPANY, all premiums and any other remuneration on policies of COMPANY administered by it, in a manner acceptable to, or prescribed by, COMPANY.

The payment to MANAGER of premium or any other insurance charge due or otherwise owing to COMPANY by or on behalf of an insured of COMPANY shall be deemed received by COMPANY. The payment of return premium or claims


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by Company to MANAGER shall not be deemed payment to the insured or claimant until such payment is received by the insured or claimant. Nothing in this
Section V shall in any way limit any right of COMPANY against MANAGER resulting from MANAGER's failure to make payment to COMPANY or insured or claimants of COMPANY when due.

MANAGER shall cancel or otherwise terminate any coverage not paid by an insured, in accordance with the terms of the applicable policy, unless such cancellation or termination is specifically waived by COMPANY.

MANAGER shall issue and deliver billings, statements, and/or other documents necessary to collect premium and, where necessary under policy terms or required by good insurance practice, make such audits of insureds' records as may be necessary, or required by COMPANY.

All insurance charges or premiums collected by MANAGER on behalf of or for COMPANY and all return premium received from COMPANY shall be held by MANAGER in a fiduciary capacity. Such funds shall be immediately remitted to the person or persons entitled thereto, or shall be deposited promptly in a fiduciary bank account established and maintained by MANAGER for the benefit of COMPANY. If such fiduciary account contains charges or premiums collected on behalf of any insurer other than COMPANY, MANAGER shall keep records clearly recording the deposits in and withdrawals from such fiduciary account on behalf of COMPANY and on behalf of each other insurer. MANAGER shall keep copies of all such records and, such records pertaining to deposits and withdrawals from such fiduciary account.

MANAGER shall not pay any claim on behalf of or for COMPANY or any other insurer by withdrawals from the fiduciary account. Withdrawals from the fiduciary account shall be made solely for the following purposes: (1) remittance to COMPANY or to such other insurer entitled thereto; (2) deposit into an account maintained by COMPANY or such other applicable insurer; (3) transfer to and deposit into a claims paying account maintained by COMPANY or such other applicable insurer, provided that payments by MANAGER from such claims paying account shall in all cases be on checks or drafts of and as authorized by COMPANY or such other applicable insurer; (4) payment to a group policyholder for remittance to COMPANY or other applicable insurer;
(5) payment to MANAGER of its fees or other charges as determined pursuant to
Article XIII of this Agreement: or (6) remittance of return premium to the person or persons entitled thereto. Funds maintained within the fiduciary account on behalf of COMPANY or any other insurer may not be put to any other purpose or use.

                                       VI

                                     CLAIMS

MANAGER shall investigate, adjudicate, and appropriately pay or deny, all


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claims presented or reported on policies subject to this Agreement Such investigation and adjudication shall be in accordance with the terms and conditions of the specific policy(ies) involved, procedures and rules as prescribed by COMPANY, and applicable statutes

MANAGER shall immediately advise COMPANY of any and all complaints to regulatory authorities, correspondence from and to such regulatory authorities in response to such complaints, and notices of intent to litigate. All such correspondence shall be sent to COMPANY at 300 N. Lake Avenue, Suite 300, Pasadena, California 91101.

MANAGER shall pay appropriate claims, and any necessary claim expense, from funds furnished by COMPANY. COMPANY shall establish claim accounts, and give MANAGER authority to draw on such accounts.

Payment of claims by MANAGER on behalf of COMPANY shall, without exception, be on checks or drafts of COMPANY and as authorized by COMPANY.


                                       VII

                                      FORMS

In the conduct of its activity on behalf of COMPANY, MANAGER shall only use forms provided by the COMPANY. Such use shall be in accordance with instructions provided by COMPANY. In the absence of explicit instructions, such use shall be in accordance with usual and customary insurance industry practice and in compliance with legal and regulatory requirements. COMPANY shall have sole authority to file and/or secure approval of all forms intended for use on its behalf.


                                      VIII

                                     REPORTS

MANAGER shall transmit to COMPANY, on a monthly basis, reports specifically covering life business written and canceled, life and conversion premiums collected and return premiums paid, claims received and paid, COMPANY's funds received and expended.

                                       IX

                                     RECORDS

Throughout the term of this Agreement and for a period extending five years after any expiration or other termination of this Agreement,


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MANAGER shall maintain at its principal administrative office in such form as
COMPANY and any regulatory authority or institution may require, complete books and records of all business administered by MANAGER, including underwriting and claim files, and all transactions between or among MANAGER, COMPANY and persons or entities insured by COMPANY. Such books and records shall be maintained in accordance with prudent standards of insurance record keeping as determined by COMPANY, regulatory authorities and institutions, and by usual and customary industry practices. Such books and records shall be the sole and exclusive property of COMPANY.

MANAGER shall maintain books and records applicable to the Subject Business separate and apart from the records of MANAGER or any other entity for whom MANAGER provides services. Such books and records shall be available to COMPANY for inspection and copying at any and all times. COMPANY shall maintain the right to continuing access to such books and records sufficient to permit COMPANY to fulfill all its contractual obligations to persons insured by COMPANY. In the event MANAGER fails to prepare and maintain books and records as required by this Article IX, COMPANY may, at its option and without termination of this Agreement, secure the necessary personnel to compile and maintain such books and records at the expense of, MANAGER. COMPANY shall retain the right to conduct periodic audits of the books and records and of the fiduciary bank accounts of MANAGER during normal business hours at the office of MANAGER. COMPANY's right to audit such books and records and fiduciary bank accounts shall include the right to inspect and copy any and all books and records relating to the performance by MANAGER of its obligations under this Agreement.

MANAGER shall make available to the California Commissioner of Insurance and to his/her representatives for the purpose of examination, audit and inspection all books and records applicable to the Subject Business of COMPANY as administered by MANAGER pursuant to this Agreement. MANAGER understands and acknowledges that any failure to keep and maintain the books and records required by this Article IX shall, pursuant to California Insurance Code 1759 4(d), be grounds for suspension or revocation of the certificate of registration of MANAGER.

COMPANY has the obligation, at its own expense, to maintain its own general ledger, investment records, stock records, corporate minute books, reinsurance records, and all other records and accounts which do not pertain to the obligations assumed by MANAGER under the terms of this Agreement.

                                        X

                    MISCELLANEOUS OBLIGATIONS OF THE PARTIES

A. SUBROGATION AND SALVAGE. If the payment of any claim under the terms of this Agreement creates a right of subrogation or salvage,


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     such right; is the property of COMPANY, and all recovery therefrom is
     COMPANY's.

     MANAGER shall furnish COMPANY with full information and cooperate with it to the fullest possible extent to enable COMPANY to proceed with salvage or subrogation.

B. REINSURANCE. MANAGER shall make COMPANY aware of any claim that is likely to involve the reinsurer by using the over $20,000 notice form and by providing Weekly Report #4000, "High Dollar Claims" to the COMPANY who will be responsible to advise the reinsurer.

C. NOTICE TO INSUREDS. MANAGER shall provide written notice in a form approved by COMPANY to each insured of COMPANY advising them of the identity of and relationship of MANAGER, COMPANY and the insured. In addition, in all circumstances in which MANAGER collects premium or any other charges for insurance coverage from an insured of COMPANY, MANAGER must identify and state separately in writing to the insured the amount of any such charge or premium specified by COMPANY for such insurance coverage.


                                       XI

                        COMPANY CONTROL -- SPECIFIC ITEMS

A. REGULATORY RELATIONSHIPS. COMPANY shall make its routine filings and secure routine approvals as are provided for in this Agreement, and control over COMPANY's relationships with governmental authorities, rating bureaus and similar official or quasi-official organizations shall remain with COMPANY.

     MANAGER shall immediately refer any matters of controversy to COMPANY and proceed in accordance with COMPANY's direction.

B. ADVERTISING. MANAGER shall not engage in any advertising or issue any circular or other writing referring to COMPANY, or in COMPANY's name, without COMPANY's prior approval.

C. LITIGATION. COMPANY shall have the right to control any litigation to which it is a party.

     MANAGER shall immediately inform COMPANY of the commencement of such litigation if COMPANY is named as a defendant, and shall secure advance approval of commencement of any litigation to which COMPANY is to be a plaintiff.

     MANAGER shall follow COMPANY's direction with respect to all phases of any litigation proceedings.


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                                       XII

                           COMPANY CONTROL -- GENERAL

It is recognized by the parties to this Agreement that COMPANY has an obligation to the public and to the insurance regulatory authorities to comply with all statutes and requirements imposing obligations on it and upon insurance companies generally. It is, therefore, the intent of the parties that all provisions of this Agreement be interpreted to permit it to satisfy these obligations.

MANAGER agrees to follow this principle in performing its obligations hereunder This principle applies generally to the entire Agreement and, not in any way limiting this general application, it applies specifically to underwriting; rating; use of State Insurance Department forms where required; furnishing and maintaining of reports, records, and files; collection and transmission of premium; and, the prompt and equitable adjudication of claims.


                                      XIII

                                  COMPENSATION

COMPANY will pay to the MANAGER at the first of each month based on the following Fee Schedule to cover expense of administering the run-off business and on-going Life business:

                         JAN 1993       $73,600
                         FEB 1993       $38,200
                         MAR 1993       $11,300
                         APR 1993       $ 7,100
                         MAY 1993       $ 2,800
                         JUN 1993       $ 8,500

Runoff payments stated herein are GAAP based cost allocations.

Other than the run-off business, starting with July 1, 1993, MANAGER will bill COMPANY for the actual costs incurred in the performance of its duties and responsibilities under the terms of this Agreement, providing appropriate documentation. The determination of such actual costs shall be a reasonable allocation of actual costs, which allocation shall comply with California insurance laws and regulations relating to such cost allocations and shall be in compliance with generally accepted accounting principles. This billing shall constitute full and complete compensation for administration of COMPANY'S business.


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                                       XIV

                                    INDEMNITY

MANAGER shall indemnify COMPANY and its employees and agents and hold COMPANY harmless against any and all claims, actions and expenses, including court costs and attorneys fees, and against all liabilities, losses, damages, judgments or awards, whether compensatory or punitive, that COMPANY may sustain or be put to by reason of any failure on the part of MANAGER to use its best efforts in good faith to carry out the terms of this Agreement, the provisions of the plan, or any policies, procedures or decisions of MANAGER.

COMPANY shall indemnify MANAGER and its employees and agents and hold MANAGER harmless against any and all claims, actions and expenses, including court costs and attorneys fees, and against all liabilities, losses, damages, judgments or awards, whether compensatory or punitive, that MANAGER may sustain or be put to by reason of any failure on the part of COMPANY to use its best efforts in good faith to carry out the terms of this Agreement, the provisions of the plan, or any policies, procedures or decisions of COMPANY.

If a claim is made by a party which would give rise to a right of indemnification under this paragraph, the party entitled to indemnification (the "Indemnified Party") will promptly cause notice thereof to be delivered to the party required to provide indemnification (the "Indemnifying Party"). The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom. Counsel for the Indemnifying Party, which will conduct the defense of such claim or litigation, must be approved by the Indemnified Party, whose approval will not be unreasonably withheld, and the Indemnified Party may participate in such defense at the Indemnified Party's expense. Neither Party will consent to entry of any judgment or enter into any settlement without the written consent of the other Party, which consent will not be unreasonably withheld. The Indemnified Party shall cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control.

                                       XV

                            DISPUTES AND ARBITRATION

All disputes arising out of this Agreement shall be submitted to the decision of a Board of Arbitration composed of two arbiters and an umpire, meeting in Los Angeles County, California, unless otherwise agreed.

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The members of the Board of Arbitration shall be active or former, disinterested officials of companies within the insurance industry and domiciled in the United States of America or of governmental insurance regulatory agencies. Each party shall appoint its arbiter and two arbiters shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbiter within thirty (30) days after being requested to do so by the complainant, the latter shall also appoint the second arbiter.

The complainant shall submit its initial brief within twenty (20) days from the appointment of the umpire. The respondent shall submit its brief within twenty
(20) days thereafter, and the complainant may submit a reply brief within ten
(10) days after filing of the respondent's brief.

The Board shall make its decision with regard to the custom and usage of the insurance business. The Board is relieved from all judicial formalities and may abstain from the strict rules of procedural law. The Board shall make its decision within sixty (60) days following the termination of the hearings unless the parties consent to an extension.

The majority decision of the Board shall be final and binding upon all parties to the proceeding. Judgement may be entered upon the final decision of the arbiters in any court of proper jurisdiction. By agreement between any two of the members of the Hoard, the time intervals contained in the Article may be extended.

Each party shall bear the expense of its own arbiter and shall jointly and equally bear with the other party the expenses of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the Board.

If the arbiters find that any party has failed to comply with any provision of this Agreement, the arbiters shall limit remedial actions to those reasonably determined to be needed to place the parties in the same position as if the failure to comply had not occurred. It is expressly agreed that the jurisdiction of the arbiters to make or render any decision or award shall be limited to what is needed to equitably enforce the terms of this Agreement, and that the arbitrators shall not have jurisdiction to make any decision or render any award not reasonably consistent with the intent, scope and provisions of this Agreement.

This Article shall survive the termination of this Agreement.


                                       XVI

                                   ASSIGNMENT

This is a personal service contract, and the duties and obligations thereof may not be assigned by one party without the specific written agreement of the other.


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                                      XVII

                            TERMINATION OF AGREEMENT

A. This Agreement shall remain in force and effect to and until cancellation which may be effected in one of the following ways:

     1.   At any time by mutual consent.

     2. By either party on written notice if there be a substantial and material breach or inability to perform by the other party. Such written notice shall specify, with particularity, the grounds for termination.

     3.   By ninety (90) days written notice from one party to the other.

B. If the relationship between the parties at or before the termination is of such a nature as to preclude the carrying out by MANAGER of its further obligations, COMPANY upon notice to MANAGER may perform such services itself or produce their performance by a third party, in which event MANAGER shall be liable for the cost thereof.

C. MANAGER shall complete the processing of all claims received prior to the date of termination unless the provision of XVII B above is invoked specifically with respect to claims in process.

D. MANAGER shall make available for inspection or copying by the COMPANY all records created or maintained by MANAGER in connection with the performance of its obligations under this Agreement without the written consent of COMPANY. MANAGER shall not use information, acquired by it through its duties on behalf of COMPANY pursuant to the Agreement, for any purpose other than to advance the interests of COMPANY.


                                      XVIII

                                    AMENDMENT

This Agreement may only be amended by a writing executed by both parties and specifically referring to it. No verbal change, or changes by course of conduct, inconsistent herewith is valid although such may be used to interpret any provision which is ambiguous. Failure by either party to take action because of a breach by the other shall not be a waiver of the right to take action because of a subsequent breach. Where, pursuant to any provision hereof, COMPANY establishes standards or procedures for the conduct of business, such shall not be deemed an amendment or change of this Agreement.


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                                       XIX

                                ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement and supersedes any and all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

In witness whereof the parties hereto have executed this Agreement as of the date above written, and by such execution certify that the same has been approved by their respective Boards of Directors.




PAULA ASSURANCE COMPANY


                                             /s/ Norman J. Schnider
                                             ----------------------------------
                                             NORMAN J. SCHNIDER
                                             President




PAN PACIFIC BENEFIT ADMINISTRATORS, INC.


                                             /s/ Leroy J. Combs
                                             ----------------------------------
                                             LEROY J. COMBS
                                             President


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                      AMENDMENT NO. 1 TO MANAGING AGREEMENT

This Amendment No. 1 to Managing Agreement (the "Agreement") dated as of January 1, 1993 between Paula Assurance Company (the "Company") and Pan Pacific Benefit Administrators, Inc. ("Manager") is entered into as of this 28th day of April, 1995 (this "Amendment").

WHEREAS, the Agreement was entered into, among other reasons, to provide for the management of the run-off of group accident and health (disability) insurance coverage which had been cancelled by the Company;

WHEREAS, the Company has chosen to begin to underwrite new group accident and health (disability) insurance and desires that Manager provide services to and on behalf of the Company in connection therewith pursuant to the terms of the Agreement;

NOW, THEREFORE, the Company and the Manager agree that the term "Subject Business" as defined in the Agreement shall include any and all new accident and health (disability) insurance underwritten BY the Company during the term of the Agreement.

IN WITNESS WHEREOF, parties hereto have executed this Amendment as of the 28th day of April, 1995.

PAULA ASSURANCE COMPANY


By: /s/ [ILLEGIBLE]
    -------------------
Title: President/CEO
       ----------------


PAN PACIFIC BENEFIT ADMINISTRATORS, INC

By: /s/ [ILLEGIBLE]
    -------------------
Title: President/CEO
       ----------------